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                                                                  EXHIBIT d.5(a)

                         INVESTMENT ADVISORY AGREEMENT


This AGREEMENT made this 7th day of October, 1998, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as the "ADVISER," and AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2, hereinafter referred to as the "FUND."

         The ADVISER and the FUND recognize the following:

                  (a) The ADVISER is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940.

                  (b) The FUND is an investment company organized under the laws of Delaware as a business trust, as a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c) The FUND currently consists of twenty-three portfolios ("Funds"): American General Stock Index Fund, American General Mid
         Cap Index Fund, American General Small Cap Index Fund, American General Small Cap Value Fund, American General Mid Cap Growth Fund, American General International Value Fund, American General Domestic Bond Fund, American General Balanced Fund, American General Large Cap Growth Fund, American General Small Cap Growth Fund, American General Mid Cap Value Fund, American General Large Cap Value Fund, American General International Growth Fund, American General Money Market Fund, American General Socially Responsible Fund, American General Growth Lifestyle Fund, American General Moderate Growth Lifestyle Fund, American General Conservative Growth Lifestyle Fund, American General Municipal Market Fund, American General Municipal Bond Fund, American General Core Bond Fund, American General Strategic Bond Fund, and American General High Yield Bond Fund. In accordance with the FUND's Agreement and Declaration of Trust (the "Declaration") and Bylaws, new Funds may be added to the FUND upon approval of the FUND's Board of Trustees without approval of the FUND's shareholders. This Agreement will apply only to the Fund(s) and any other Fund as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

         The ADVISER and the FUND AGREE AS FOLLOWS:


1.       SERVICES RENDERED AND EXPENSES PAID BY ADVISER

         The ADVISER, subject to the control, direction, and supervision of the FUND's Board of Trustees and in conformity with the 1940 Act, applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, the FUND's Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place all orders for the purchase and sale of portfolio investments for each Covered Fund's account with brokers or dealers selected by the ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers selected by the ADVISER, subject to the ADVISER's control, direction, and supervision.



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                  (c) conduct and manage the day to day operations of each
         Covered Fund including, for example, the preparation of registration statements, prospectuses, reports, proxy solicitation materials and amendments thereto, and the furnishing of legal services (except those services provided by outside counsel to the FUND selected by the Board of Trustees).

                  (d) furnish to the Covered Funds office space, facilities, equipment and personnel adequate to provide the services described above and pay the compensation to the FUND's trustees and officers who are interested persons of the ADVISER.

         In performing the services described in paragraph (b) above, the ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. Subject to prior authorization by the FUND's Board of Trustees of appropriate policies and procedures, the ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and\or research services, including statistical data, to the ADVISER. The ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

         The ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to the FUND's Board of Trustees regarding the performance of services under this Agreement.

         Except as otherwise agreed, or as otherwise provided herein, the ADVISER shall bear the expense of discharging its responsibilities hereunder and the FUND shall pay, or arrange for others to pay, all its expenses other than those which part 2 of this Agreement expressly states are payable to the ADVISER. Expenses payable by the FUND include, but are not limited to, (i) interest and taxes; (ii) brokerage commissions and other expenses of purchasing and selling portfolio investments; (iii) compensation of its trustees and officers other than those persons who are interested persons of the ADVISER;
(iv) fees of outside counsel to and of independent auditors of the FUND selected by the Board of Trustees; (v) fees for accounting services; (vi) custodial, registration, and transfer agency fees; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions; (viii) expenses related to the issuance of its shares against payment therefor by, or on behalf of, the subscribers thereto;
(ix) fees and related expenses of registering and qualifying the FUND and its shares for distribution under state and federal securities laws; (x) expenses of printing and mailing to existing shareholders of registration statements, prospectuses, reports, notices and proxy solicitation materials of the FUND;
(xi) all other expenses incidental to holding meetings of the FUND's shareholders including proxy solicitations therefor; (xii) expenses for servicing shareholder accounts; (xiii) insurance premiums for fidelity coverage and errors and omissions insurance; (xiv) dues for the FUND's membership in trade associations approved by the Board of Trustees; and (xv) such non-recurring expenses as may arise, including those associated with actions, suits, or proceedings to which the FUND is a party and the legal obligation which the FUND may have to indemnify its officers, trustees and employees with respect thereto. The FUND shall allocate the foregoing expenses among the Covered Funds and, to the extent that any of the foregoing expenses are allocated between the Covered Funds and any other Funds or entities, such allocations shall be made pursuant to methods approved by the Board of Trustees.

2.       COMPENSATION OF ADVISER

         The FUND shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration and Bylaws of the FUND. Any change in Schedule A pertaining to any existing or new Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

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         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the FUND's Declaration, for each business day during a given calendar month. The FUND shall pay this fee for each calendar month as soon as practicable after the end of that month.

         The ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by the ADVISER, or any affiliated person of the ADVISER, in connection with any Covered Fund's portfolio transactions, less the amount of any direct expenses incurred by the ADVISER, or any affiliated person of the ADVISER, in obtaining such commissions, fees, or payments.

         If the ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

3.       SCOPE OF ADVISER'S DUTIES

         The ADVISER, and any person controlling, controlled by or under common control with the ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the ADVISER renders to the Covered Funds.

         Except as otherwise required by the 1940 Act, any of the shareholders, trustees, officers and employees of the FUND may be a shareholder, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlling, controlled by or under common control with the ADVISER; and the ADVISER, and any person controlling, controlled by or under common control with the ADVISER, may have an interest in the FUND.

         The ADVISER shall not be liable to the FUND, or to any shareholder in the FUND, for any act or omission in rendering services under this Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, so long as there has been no willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties on the part of the ADVISER.

         The ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided that any such person who serves or acts as an investment adviser separate from the ADVISER will do so pursuant to a sub-advisory agreement as provided in the following paragraph. The compensation of any such persons will be paid by the ADVISER, and no obligation will be incurred by, or on behalf of, the FUND with respect to them.

         Notwithstanding any other provision of this Agreement, the FUND hereby authorizes the ADVISER to employ an investment sub-adviser for any one or more of the Covered Funds for the purpose of providing investment management services with respect to such Covered Funds, provided that (a) the compensation to be paid to such investment sub-adviser shall be the sole responsibility of the ADVISER, (b) the duties and responsibilities of the investment sub-adviser shall be as set forth in a sub-advisory agreement including the ADVISER and the investment sub-adviser as parties, (c) such sub-advisory agreement shall be adopted and approved in conformity with applicable laws and regulations, and (d) such sub-advisory agreement may be terminated at any time, on not more than 60 days' written notice, by the ADVISER on notice to the sub-adviser and the FUND, by the sub-adviser on notice to the ADVISER and the FUND, and by the FUND's Board of Trustees or by a majority vote of the Covered Fund's outstanding voting securities on notice to the sub-adviser and the ADVISER.



4.       DURATION OF AGREEMENT

         This Agreement shall become effective as to the Covered Funds set forth on Schedule A on the date hereof and as to any other Funds on the date of the Amendment to Schedule A adding such Fund in accordance with this

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Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the effective date. Thereafter this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the FUND's trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Board of Trustees or a majority of that Fund's outstanding voting securities.

         This Agreement shall automatically terminate in the event of its assignment. The Agreement may be terminated as to any Covered Fund at any time by the FUND's Board of Trustees, by vote of a majority of that Fund's outstanding voting securities, or by the ADVISER, on not more than 60 days' nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon. Such termination shall be without the payment of any penalty.

5.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to the ADVISER or the FUND by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

6.       MISCELLANEOUS PROVISIONS

         For the purposes of this Agreement, the terms "affiliated person," "assignment," "interested person," and "majority of outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted to either the ADVISER or the FUND by the Securities and Exchange Commission (the "Commission"), or such interpretive positions as may be taken by the Commission or its staff, under the 1940 Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

         The execution of this Agreement has been authorized by the FUND's Trustees and by the sole shareholder. This Agreement is executed on behalf of the FUND or the Trustees of the FUND as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the FUND individually, but are binding only upon the assets and property of the FUND. A Certificate of Trust in respect of the FUND is on file with the Secretary of the State of Delaware.

         All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.


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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                             AMERICAN GENERAL SERIES PORTFOLIO
                                                         COMPANY 2



                                             By: /s/ CRAIG RODBY
                                                -------------------------------
                                                Name: Craig Rodby
                                                Title: Vice Chairman
ATTEST:


/s/ CYNTHIA TOLES
-------------------------------
Secretary
                                             THE VARIABLE ANNUITY LIFE
                                                  INSURANCE COMPANY



                                             By: /s/ THOMAS WEST, JR.
                                                -------------------------------
                                                Name: Thomas West, Jr.
                                                Title:
ATTEST:



/s/ CYNTHIA TOLES
-------------------------------
Secretary


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                                   SCHEDULE A
                        to Investment Advisory Agreement

Annual Fee computed at the following annual rate, based on average monthly net asset value and payable monthly:

         American General International
                  Value Fund..............   1.00% on the first $25 million

                                             0.85% on the next $25 million

                                             0.675% on the next $200 million

                                             0.625% over $250 million

         American General International
                  Growth Fund............    0.90% on the first $100 million

                                             0.80% over $100 million

         American General Large Cap
                  Value Fund..............   0.50%

         American General Large Cap
                  Growth Fund............    0.55%

         American General Mid Cap
                  Value Fund..............   0.75% on the first $100 million

                                             0.725% on the next $150 million

                                             0.70% on the next $250 million

                                             0.675% on the next $250 million

                                             0.65% over $750 million

         American General Mid Cap
                  Growth Fund............    0.65% on the first $25 million

                                             0.55% on the next $25 million

                                             0.45% over $50 million

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         American General Small Cap
                  Value Fund..............   0.75% on the first $50 million

                                             0.65% over $50 million

         American General Small Cap
                  Growth Fund............    0.85%

         American General Socially
                  Responsible Fund.......    0.25%

         American General Money
                  Market Fund............    0.25%

         American General Domestic
                  Bond Fund...............   0.60% on the first $50 million

                                             0.45% on the next $50 million

                                             0.43% on the next $200 million

                                             0.40% over $300 million

         American General Stock
                  Index Fund...............  0.27% on the first $500 million

                                             0.26% over $500 million

         American General Mid Cap
                  Index Fund...............  0.28% on the first $500 million

                                             0.27% over $500 million

         American General Small Cap
                  Index Fund...............  0.28% on the first $500 million

                                             0.27% over $500 million

         American General Balanced
                  Fund.....................  0.80% on the first $25 million

                                             0.65% on the next $25 million

                                             0.45% over $50 million


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         American General Conservative
                  Growth Lifestyle Fund....  0.10%

         American General Moderate
                  Growth Lifestyle Fund....  0.10%

         American General Growth
                  Lifestyle Fund...........  0.10%

         American General Municipal
                  Money Market Fund........  0.50% on first $200 million

                                             0.45% on next $300 million

                                             0.40% over $500 million

         American General Municipal
                  Bond Fund................  0.50% on first $200 million

                                             0.45% on next $300 million

                                             0.40% over $500 million

         American General
                  Core Bond Fund...........  0.50% on first $200 million

                                             0.45% on next $300 million

                                             0.40% over $500 million

         American General Strategic
                  Bond Fund................  0.60% on first $200 million

                                             0.50% on next $300 million

                                             0.45% over $500 million

         American General High
                  Yield Bond Fund..........  0.70% on first $200 million

                                             0.60% on next $300 million

                                             0.55% over $500 million

         American General Science &
                  Technology Fund..........  0.90%

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